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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated December 5, 2000 relating to the financial statements and financial statement schedule of PLATO Learning, Inc., which appear in PLATO Learning, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000, which is incorporated by reference in PLATO Learning, Inc.'s Registration Statement (No. 333-56020) on Form S-4. We also consent to the references to us in "Experts" and "Selected Financial Data" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
April 5, 2001